UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10240 Sorrento Valley Road, Suite 300 San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 731-8389

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATYR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 6, 2026, aTyr Pharma, Inc. (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) related to the sale of the Company’s common stock, par value $0.001 per share (the “Common Stock”) with the Securities and Exchange Commission (the “SEC”) pursuant to which the Company may offer and sell Common Stock having an aggregate offering price of up to $79,994,251 from time to time under the Company’s Open Market Sale AgreementSM, dated April 22, 2022, as amended December 23, 2024 (the “Sales Agreement”), by and between the Company and Jefferies LLC. The Prospectus Supplement was filed under the Company’s shelf registration statement on Form S-3 (File No. 333-289360), which was initially filed with the SEC on August 7, 2025, and which was declared effective on August 18, 2025. A copy of the legal opinion as to the legality of the $79,994,251 of shares of Common Stock issuable under the Sales Agreement and covered by the Prospectus Supplement is filed as Exhibit 5.1 attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Brandon Yaras
Brandon Yaras
Chief Financial Officer

Date: November 6, 2026